Exhibit 10(e)

Amended and Restated Employment Agreement with David F. Clanachan

(Compliance with Section 409A of the Internal Revenue Code),

effective December 31, 2008

AMENDED AND RESTATED

EMPLOYMENT AGREEMENT

Between

THE TDL GROUP CORP.

And

TIM HORTONS INC.

And

DAVID F. CLANACHAN

This Agreement was originally made and entered into as of December 5, 2006, by and between The TDL Group Corp., an Ontario corporation (the “EMPLOYER”), TIM HORTONS INC., a Delaware corporation (“THI”) and David F. Clanachan, an individual (the “EXECUTIVE”), who are the parties to this Agreement, and is hereby amended and restated in its entirety, effective as of December 31, 2008.

RECITALS

(1) Certain subsidiaries of THI, including the EMPLOYER, are engaged in the business of owning, operating and franchising Tim Hortons retail outlets and carrying on ancillary activities incident thereto (the “Business”).

(2) The EXECUTIVE possesses unique skills, knowledge and experience relating to the Business.

(3) The EXECUTIVE is currently employed by the EMPLOYER, an indirect, wholly-owned subsidiary of THI, and desires to continue to be employed by the EMPLOYER.

(4) EMPLOYER desires to be assured of the continued services of the EXECUTIVE and to afford him/her the job security this Agreement provides without, however, increasing the compensation s/he would otherwise obtain were it not for the occurrence of events foreseen by this Agreement, and the EXECUTIVE desires to be assured that, in the event of a substantial change in the control of THI, the terms, conditions and environment of his/her employment will not be unreasonably affected.

(5) Except as described below, this Agreement is intended to be in addition to any other agreements the parties may have entered into prior to the date hereof, or may enter into prior to a CHANGE IN CONTROL as defined herein, regarding the EXECUTIVE’S employment.

(6) THI and EMPLOYER desire to be assured of the objectivity of the EXECUTIVE in evaluating a potential offer, the effect of which would be a change of control of THI, and advising whether or not s/he believes a potential change of control is in the best interests of THI and its shareholders. THI and EMPLOYER further desire to be assured of the dedication of the EXECUTIVE to maximizing the value to be received by the shareholders of THI in the circumstances of negotiating or otherwise responding to a proposed change of control, and to be assured of the continuity of services of the EXECUTIVE during such time as a proposed change of control is under negotiation or otherwise pending.

(7) The EXECUTIVE entered into an Employment Agreement with Wendy’s International, Inc. (“Wendy’s”) providing for certain rights and benefits upon a change in control of Wendy’s (“Prior Agreement”). EXECUTIVE understands, acknowledges, and agrees that this Agreement is made and entered into by THI and EMPLOYER as a replacement of and to supersede the Prior Agreement, in its entirety, as further described in Section 18 hereof.

(8) THI is a party to this Agreement for purposes of the provisions of Sections 3, 4, 5, 6, 8 and 10 through 18 hereof.

(9) Effective as of December 31, 2008, this Agreement is amended and restated to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

In consideration of their mutual covenants expressed herein and for other consideration described herein and as otherwise given by the parties, the parties, intending to be legally bound hereby, agree as follows:

Section 1. EXECUTIVE’S Rights to Continued Employment in the event of a CHANGE IN CONTROL of THI.

For purposes of this Agreement a “CHANGE IN CONTROL” shall mean the occurrence of:

(a) An acquisition (other than directly from THI) of any common stock or other voting securities of THI entitled to vote generally for the election of directors (the “Voting Securities”) by any “Person” (as the term “person” is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of the then outstanding shares of THI common stock or the combined voting power of THI’s then outstanding Voting Securities; provided, however, in determining whether a CHANGE IN CONTROL has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a CHANGE IN CONTROL. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) for the benefit of employees of (A) THI or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by THI (for purposes of this definition, a “Subsidiary”), (ii) THI or its Subsidiaries, or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

(b) The individuals who, as of December 5, 2006, are members of the Board of THI (the “Incumbent Board”), cease for any reason to constitute at least seventy percent (70%) of the members of the Board; provided, however, that if the election, or nomination for election by THI common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Proxy Contest; or

(c) The consummation of:

(i) A merger, consolidation or reorganization with or into THI or in which securities of THI are issued, unless such merger, consolidation or reorganization is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a merger, consolidation or reorganization with or into THI or in which securities of THI are issued where:

(A) the stockholders of THI, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy percent (70%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the “Surviving THI”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

(B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving THI, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving THI, and

(C) no Person other than (i) THI, (ii) any Subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was for the benefit of employees of THI or any Subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of thirty percent (30%) or more of the then outstanding Voting Securities or common stock of THI, has Beneficial Ownership of thirty percent (30%) or more of the combined voting power of the Surviving THI then outstanding voting securities or its common stock;

(ii) A complete liquidation or dissolution of THI; or

(iii) The sale or other disposition of all or substantially all of the assets of THI to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a CHANGE IN CONTROL shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of the acquisition of common stock or Voting Securities by THI which, by reducing the number of shares of common stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a CHANGE IN CONTROL would occur (but for the operation of this sentence) as a result of the acquisition of common stock or Voting Securities by THI, and after such share acquisition by THI, the Subject Person becomes the Beneficial Owner of any additional common stock or Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a CHANGE IN CONTROL shall occur.

1.1 From and after the date of occurrence of a CHANGE IN CONTROL, the EMPLOYER shall cause the EXECUTIVE to be employed, and the EXECUTIVE shall accept employment, with the duties, nature and place of such employment as described in Section 2 of this Agreement. Solely for purposes of this Agreement, the term of such employment, referred to hereinafter as the “EMPLOYMENT TERM,” shall commence on the date when the CHANGE IN CONTROL shall have occurred and shall end on the earlier of:

(a) the second anniversary of the first to occur of:

(i) the date when the occurrence of an event described in subparagraph (a) of Section 1 hereof shall be disclosed in a Schedule 13D or other such similar or successor form promulgated by the Securities and Exchange Commission or Ontario Securities Commission, filed with the Securities and Exchange Commission of Washington, D.C. or the Ontario Securities Commission in Toronto, Ontario, Canada, and the duplicate of which is actually received by THI, or

(ii) the date on which a transaction described in subparagraph (c) of Section 1 of this Agreement (other than a Non-Control Transaction) shall be consummated, or

(iii) the first date on which at least thirty percent (30%) of the members of the Board of Directors of THI are not INCUMBENT DIRECTORS; or

(b) the date when the EMPLOYMENT TERM shall be terminated by the EMPLOYER for CAUSE or by the EXECUTIVE without GOOD REASON (as such terms are defined in Section 4 of this Agreement); or

(c) the death of the EXECUTIVE.

1.2 Termination Prior to a CHANGE IN CONTROL. If the EXECUTIVE’S employment is terminated by the EMPLOYER without CAUSE prior to the date of a CHANGE IN CONTROL but the EXECUTIVE reasonably demonstrates that the termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a CHANGE IN CONTROL or (B) otherwise arose in connection with, or in anticipation of, a CHANGE IN CONTROL which has been threatened or proposed, then:

(a) if the EXECUTIVE is not subject to the tax laws of the United States on the date of a CHANGE IN CONTROL, such termination shall be deemed to have occurred after a CHANGE IN CONTROL for purposes of this Agreement provided a CHANGE IN CONTROL shall actually have occurred; and

(b) if, and only to the extent, the EXECUTIVE is subject to the tax laws of the United States on the date of a CHANGE IN CONTROL and such CHANGE IN CONTROL also constitutes a “change in control event” under Section 409A of the Code and the Treasury Regulations promulgated thereunder (a “SECTION 409A CHANGE IN CONTROL”), the EXECUTIVE shall be entitled to the benefits provided in Exhibit A, attached hereto and made a part hereof, and, except as provided in Exhibit A, shall not be entitled to any other payments or benefits described in Section 5 of this Agreement.

Section 2. Duties, Nature and Place of Employment. During the EMPLOYMENT TERM, the EXECUTIVE shall provide the EMPLOYER with such executive, financial, administrative, and consulting services in managing and directing the

EMPLOYER’S business, which includes the provision of services on behalf of the EMPLOYER to other THI subsidiaries in respect of the Business, as may be required by the EXECUTIVE’S job description, as attached hereto, or as amended by the agreement of the parties hereafter, or reasonably requested and directed from time to time by action of the EMPLOYER’S Board of Directors. The EXECUTIVE shall at all times faithfully, industriously and to the best of his/her ability and talent perform all of the duties that may be required or requested of him/her pursuant to the express terms and conditions of this Agreement. Such duties shall be performed in Oakville, Ontario and, on a periodic basis, at such other place or places as the interests, needs, business and opportunities of EMPLOYER, or THI’s other subsidiaries, shall reasonably require.

Section 3. Remuneration during the EMPLOYMENT TERM. During the EMPLOYMENT TERM, the EXECUTIVE shall receive from the EMPLOYER, the salary, benefits and perquisites being paid to or afforded him immediately prior to the date of occurrence of the CHANGE IN CONTROL, subject to annual review in the normal course of business as described in subsections 3.1 herein. Such salary shall be paid to the EXECUTIVE on the same days of each month as the EMPLOYER pays its other employees. The EXECUTIVE shall also be eligible to participate in an annual bonus plan, not less favourable than such plan that EXECUTIVE was eligible for immediately prior to the date of occurrence of the CHANGE IN CONTROL. The EXECUTIVE shall also be entitled to all rights afforded him/her under the terms of any outstanding stock options granted him/her by THI and all incentive compensation and deferred compensation programs maintained by the EMPLOYER in which the EXECUTIVE was entitled to participate immediately preceding the CHANGE IN CONTROL, or successors to such programs.

3.1 During the EMPLOYMENT TERM, the THI Board of Directors, or a duly authorized committee thereof, with input from the Chief Executive Officer, shall review annually the performance of the EXECUTIVE, which shall be reported to THI by the EMPLOYER, the results of operations and financial condition of THI, together with prevailing economic conditions and other factors, and consider and determine whether to accept or vary a recommendation of the EMPLOYER:

(a) whether the EMPLOYER should increase EXECUTIVE’s salary, and

(b) whether the EXECUTIVE should be paid a bonus pursuant to the applicable bonus plan.

3.2 During the EMPLOYMENT TERM, the EMPLOYER shall cause the EXECUTIVE, his/her spouse and dependent children to be enrolled in and covered by group life, hospitalization, major medical and disability income insurance coverages under insurance plans and executive physical examination plans not less favorable to the EXECUTIVE than the plans of such description in effect immediately prior to the date of occurrence of the CHANGE IN CONTROL.

3.3 During the EMPLOYMENT TERM, the EMPLOYER shall cause the EXECUTIVE to be a participant in one or more retirement income (pension) plans which afford participation and benefits to the EXECUTIVE on a basis not less favorable to the EXECUTIVE than the plans of such description in effect immediately prior to the date of occurrence of the CHANGE IN CONTROL.

3.4 During the EMPLOYMENT TERM, the EMPLOYER shall cause reimbursement to be paid promptly to the EXECUTIVE for all expenses reasonably incurred by him/her in connection with performing his/her duties pursuant hereto.

3.5 During the EMPLOYMENT TERM, in the event that the insurance and physical examination plan benefits required by paragraph 3.2, above, or the retirement income (pension) plan benefits required by paragraph 3.3, above, are not actually available to the EXECUTIVE under the terms of the plan(s) or applicable law, then the EMPLOYER shall make available to the EXECUTIVE an equivalent benefit, or an amount of cash consideration sufficient to fund or purchase an equivalent benefit, computed as if s/he had received a full year of service (for vesting and benefit purposes) for each of his/her years of service with EMPLOYER, or any other affiliate or subsidiary or THI, including any years for which s/he is entitled to payment under Section 3 during the EMPLOYMENT TERM. If, and only to the extent, the EXECUTIVE is subject to the tax laws of the United States at the time payments or benefits are claimed under this Agreement, any cash payment pursuant to this paragraph 3.5 shall be made in accordance with the regular payroll policies of the EMPLOYER.

Section 4. Termination of Employment of the EXECUTIVE during the EMPLOYMENT TERM. The EXECUTIVE’S employment hereunder may be terminated during the EMPLOYMENT TERM under the following circumstances:

4.1 Cause. The EMPLOYER may terminate the EXECUTIVE’S employment under this Agreement for “CAUSE.” A termination for CAUSE is a termination by reason of the good faith determination by the EMPLOYER, subject to the approval of the THI Board of Directors, that the EXECUTIVE (a) willfully and continually failed to substantially perform his/her duties with the EMPLOYER (other than a failure resulting from the EXECUTIVE’S incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the EXECUTIVE by the EMPLOYER, with the prior approval of the THI Board of Directors, which specifically identifies the manner in which the EMPLOYER believes that the EXECUTIVE has not substantially performed his/her duties and such failure substantially to perform continues for at least fourteen (14) days, or (b) has willfully engaged in conduct which is demonstrably and materially injurious to the EMPLOYER or THI, monetarily or otherwise, or (c) has otherwise materially breached this Agreement (including, without limitation, a voluntary termination of the EXECUTIVE’S employment by the EXECUTIVE during the EMPLOYMENT TERM). No act, nor failure to act, on the EXECUTIVE’S part, shall be considered “willful” unless s/he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his/her action or failure to act was in the best interest of the EMPLOYER and THI. Notwithstanding the foregoing, the EXECUTIVE’S employment shall not be deemed to have been terminated for CAUSE unless and until (1) there shall have been delivered to the EXECUTIVE a copy of a written notice setting forth that the EXECUTIVE was guilty of conduct set forth above in clause (a), (b) or (c) of the first sentence of this Section 4.1 and specifying the particulars thereof in detail, and (2) the EXECUTIVE shall have been provided an opportunity to be heard by the Board of Directors of THI (with the assistance of EXECUTIVE’S counsel).

4.2 (a) Good Reason. The EXECUTIVE may terminate his/her employment for “GOOD REASON.” For purposes of this Agreement, GOOD REASON shall mean the occurrence after a CHANGE IN CONTROL of any of the events or conditions described in Subsections (1) through (5) hereof without the EXECUTIVE’S express written consent:

(1) a change in the EXECUTIVE’S status, title, position or responsibilities (including reporting responsibilities) which, in the EXECUTIVE’S reasonable judgment, does not represent a promotion from his/her status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the EXECUTIVE of any duties or responsibilities which, in the EXECUTIVE’S reasonable judgment, are inconsistent with such status, title, position or responsibilities; or any removal of the EXECUTIVE from or failure to reappoint or reelect him to any of such positions, except in connection with the termination of his/her employment for DISABILITY, CAUSE, as a result of his/her death, or by the EXECUTIVE other than for GOOD REASON;

(2) a reduction by the EMPLOYER in the EXECUTIVE’S base salary as in effect immediately prior to the CHANGE IN CONTROL or as the same may be increased from time to time thereafter;

(3) the EMPLOYER requiring the EXECUTIVE to be based at any place outside a 50 kilometer radius from the EXECUTIVE’S business office location immediately prior to the CHANGE IN CONTROL, except for reasonably required travel on the EMPLOYER’S behalf, or on behalf of another subsidiary of THI (or its successor’s) business (or the business of any successor to THI as the controlling voting shareholder (whether direct or indirect) of the EMPLOYER) which is not materially greater than such travel requirements prior to the CHANGE IN CONTROL;

(4) the failure by the EMPLOYER to continue to provide the EXECUTIVE with the compensation and benefits substantially similar (in terms of benefit levels and/or reward opportunities) to those provided for under this Agreement and those provided to him/her under any of the employee benefit plans in which the EXECUTIVE becomes a participant, or the taking of any action by the EMPLOYER which would directly or indirectly materially reduce any of such benefits or deprive the EXECUTIVE of any material fringe benefit enjoyed by him/her at the time of the CHANGE IN CONTROL; or

(5) any material breach by THI or the EMPLOYER of any provision of this Agreement.

(b) The EXECUTIVE’S right to terminate his/her employment pursuant to this Section 4.2 shall not be affected by his/her incapacity due to physical or mental illness.

4.3 Notice of Termination. Any purported termination by the EMPLOYER or by the EXECUTIVE shall be communicated by written NOTICE OF TERMINATION to the other. For purposes of this Agreement, a “NOTICE OF TERMINATION” shall mean a notice which indicates the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the EXECUTIVE’S employment under the provision so indicated. If the EXECUTIVE’S employment is terminated by the EMPLOYER for any reason, NOTICE OF TERMINATION must be given at least 30 days prior to the EXECUTIVE’S TERMINATION DATE (as defined below). For purposes of this Agreement, no such purported termination shall be effective without such NOTICE OF TERMINATION.

4.4 Termination Date, Etc. “TERMINATION DATE” shall mean the date the EXECUTIVE’S employment is terminated for any reason.

Section 5. Compensation Upon Termination. For purposes of this Agreement, if, and only to the extent, the EXECUTIVE is subject to the tax laws of the United States on the TERMINATION DATE, any reference to termination of the EXECUTIVE’S employment or any form thereof shall mean a “separation from service” within the meaning of Section 409A of the Code and Treasury Regulation Section 1.409A-1(h) with the EMPLOYER and all persons with whom the EMPLOYER would be considered a single employer under Sections 414(b) and (c) of the Code. Upon termination of the EXECUTIVE’S employment during the EMPLOYMENT TERM, the EXECUTIVE shall be entitled to the following benefits:

5.1 If the EXECUTIVE’S employment shall be terminated by the EMPLOYER for CAUSE or by the EXECUTIVE other than for GOOD REASON, the EMPLOYER shall pay the EXECUTIVE his/her full base salary and accrued vacation pay through the TERMINATION DATE, plus any benefits or awards which pursuant to the terms of any compensation or benefit plan have been earned or become payable, but which have not yet been paid to the EXECUTIVE and THI and the EMPLOYER shall have no further obligations to the EXECUTIVE under this Agreement. The EXECUTIVE’S benefits thereafter shall be determined in accordance with the EMPLOYER’S employee benefit plans and other applicable programs and practices then in effect.

5.2 If the EXECUTIVE’S employment terminates by reason of the EXECUTIVE’S death, the EMPLOYER shall pay the EXECUTIVE’S beneficiaries his/her full base salary and accrued vacation pay through the TERMINATION DATE, plus any benefits or awards which pursuant to the terms of any compensation or benefit plan have been earned or become payable, but which have not yet been paid to the EXECUTIVE and a pro rata portion of any bonus or incentive award that the EXECUTIVE would have been entitled to receive in respect of the calendar year in which the EXECUTIVE’S TERMINATION DATE occurs had s/he continued in employment until the end of such calendar year, payable at the same time that such bonuses or awards are payable to other employees of the EMPLOYER. In the case of the EXECUTIVE’S death, the EXECUTIVE’S beneficiaries’ benefits shall be determined in accordance with the EMPLOYER’S employee benefit plans and other applicable programs and practices then in effect.

5.3 If the EXECUTIVE’S employment by the EMPLOYER shall be terminated (i) by the EMPLOYER other than for CAUSE or death, or (ii) by the EXECUTIVE for GOOD REASON, then the EXECUTIVE shall be entitled to the benefits provided below:

(a) the EMPLOYER shall pay the EXECUTIVE his/her full base salary and accrued vacation pay through the TERMINATION DATE, plus the benefits or awards which pursuant to the terms of any of the EMPLOYER’S compensation or benefit plans have been earned or become payable as if all objectives including the completion of the award cycle thereunder had been met, but which have not yet been paid to the EXECUTIVE, and a pro rata portion of any bonus or incentive award that the EXECUTIVE would have been entitled to receive in respect of the calendar year in which the EXECUTIVE’S TERMINATION DATE occurs had s/he continued in employment until the end of such calendar year, calculated as if all performance targets under the applicable plan had been fully met at the target level by THI, by the EMPLOYER and/or by the EXECUTIVE, as applicable; provided, however, that the bonus payment provided for in this Section 5.3(a) shall be reduced (but not below zero) by the amount, if any, payable to the EXECUTIVE in respect of the year in which the EXECUTIVE’S TERMINATION DATE occurs under the provisions of any other bonus or incentive plan, as applicable.

(b) as severance pay and in lieu of any further salary for periods subsequent to the TERMINATION DATE, the EMPLOYER shall pay to the EXECUTIVE in a single payment an amount in cash equal to two times the greater of (I) the sum of (A) the EXECUTIVE’S annual base salary at the rate in effect at the time NOTICE OF TERMINATION is given and (B) annual target bonus amount in effect at the time NOTICE OF TERMINATION is given, or (II) the sum of (A) the average of the EXECUTIVE’S annual base salary at the rate in effect at the time NOTICE OF TERMINATION is given and the EXECUTIVE’S annual base salary for the two years prior thereto; and (B) the average of the annual target bonus amount in effect at the time NOTICE OF TERMINATION is given and the EXECUTIVE’S annual target bonus amount for the two years prior thereto.

(c) as additional severance, the EMPLOYER shall pay to the EXECUTIVE in a single payment an amount equal to the present value of the employer contributions the EXECUTIVE would have accrued under the EMPLOYER’S registered pension plan and supplemental plan, if any, if s/he had remained an employee for two years following the TERMINATION DATE. For purposes of this determination, the base salary of the EXECUTIVE over this period shall be equal to his/her base salary in effect at the TERMINATION DATE, and the employee contribution rate of the EXECUTIVE under the registered pension plan shall be equal to the contribution rate in effect at the TERMINATION DATE. Present values shall be determined using a discount rate equal to the interest rate recommended by the Canadian Institute of Actuaries for the computation of transfer values from a registered pension plan.

(d) for the two years following the TERMINATION DATE, the EMPLOYER shall at its expense continue on behalf of the EXECUTIVE and his/her dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization benefits which were being provided to the EXECUTIVE at the time NOTICE OF TERMINATION is given. The benefits provided in this Section 5.3(d) shall be no less favorable to the EXECUTIVE, in terms of amounts and deductibles and costs to him/her, than the coverage provided the EXECUTIVE under the EMPLOYER’S plans providing such benefits at the time NOTICE OF TERMINATION is given. Notwithstanding the foregoing, if, and only to the extent, the EXECUTIVE is subject to the tax laws of the United States on the TERMINATION DATE, (I) any amounts or benefits that will be paid or provided under this Section 5.3(d) with respect to health or dental coverage after completion of the time period described in Treasury Regulation Section 1.409A-1(b)(9)(v)(B) and (II) any other amounts or benefits that will be paid or provided under this Section 5.3(d) shall be subject to the following requirements: (A) the amount of expenses eligible for reimbursement or benefits provided during any taxable year of the EXECUTIVE may not affect the expenses eligible for reimbursement or benefits to be provided in any other taxable year of the EXECUTIVE; (B) any reimbursement of an eligible expense shall be made on or before the last day of the taxable year of the EXECUTIVE following the taxable year of the EXECUTIVE in which the expense was incurred; and (C) the right to such reimbursement or benefit may not be subject to liquidation or exchange for another benefit. The EMPLOYER’S obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the EXECUTIVE obtains any such benefits pursuant to a subsequent employer’s benefit plans, in which case the EMPLOYER may reduce the coverage of any benefits it is required to provide the EXECUTIVE hereunder as long as the aggregate coverage of the combined benefit plans is no less favorable to the EXECUTIVE in terms of amounts and deductibles and costs to him/her, than the coverage which would be provided hereunder by the EMPLOYER to the EXECUTIVE at the time the NOTICE OF TERMINATION is given. Except as expressly set forth above, this paragraph (d) shall not be interpreted so as to limit any benefits to which the EXECUTIVE or his/her dependents may be entitled under any of the EMPLOYER’S employee benefit plans, programs or practices following the EXECUTIVE’S termination of employment. Where such benefits as contemplated in this section 5.3(d) are not available to EXECUTIVE as a result of EXECUTIVE not being employed by the EMPLOYER, the EMPLOYER shall pay, in a lump sum within sixty (60) days following the EXECUTIVE’S TERMINATION DATE, the present value of the cost of such benefits, had they been available under the same terms and conditions and the EMPLOYER benefit plans, and net of any required contribution by the EXECUTIVE.

(e) for the two years following the TERMINATION DATE, the EMPLOYER shall pay to the EXECUTIVE in accordance with the regular payroll policies of the EMPLOYER a monthly allowance equal to a pre-determined monthly amount for the car payment, gas, maintenance and insurance for the grade level of the EXECUTIVE, established by the EMPLOYER from time to time, to replace the benefit of the car being used by the EXECUTIVE prior to the TERMINATION DATE. The EXECUTIVE shall return the car being used by such EXECUTIVE to the EMPLOYER upon the TERMINATION DATE.

5.4 The amounts provided for in Sections 5.1, 5.2 and 5.3(a), (b) and (c) shall be paid within ten days after the EXECUTIVE’S TERMINATION DATE. Notwithstanding anything in this Agreement to the contrary, if, and only to the extent, the EXECUTIVE is subject to the tax laws of the United States on the TERMINATION DATE and is a “specified employee” (within the meaning of Section 409A of the Code and the Treasury Regulations promulgated thereunder and as determined under the THI’S policy for determining specified employees), on the EXECUTIVE’S TERMINATION DATE, and the EXECUTIVE is entitled to a payment and/or a benefit under this Agreement that is required to be delayed pursuant to Section 409A(a)(2)(B)(i) of the Code, then such payment or benefit, as the case may be, shall not be paid or provided (or begin to be paid or provided) until the first business day of the seventh month following the EXECUTIVE’S TERMINATION DATE (or, if earlier, the date of the EXECUTIVE’S death). The first payment that can be made to the EXECUTIVE following such postponement period shall include the cumulative amount of any payments or benefits that could not be paid or provided during such postponement period due to the application of Section 409A(a)(2)(B)(i) of the Code.

5.5 The EXECUTIVE shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment, except as otherwise set forth in Section 5.3(d) hereof, shall be offset or reduced by the amount of any compensation or benefits provided to the EXECUTIVE in any subsequent employment.

Section 6. Effect of a CHANGE IN CONTROL. Upon the occurrence of any CHANGE IN CONTROL, (a) any options to purchase shares of common stock of THI and any stock appreciation rights or restricted stock units, or other equity award granted by THI to the EXECUTIVE, which are not yet fully vested and exercisable, shall become fully vested and exercisable, and (b) any restrictions remaining at that time on any stock awarded to the EXECUTIVE by THI shall lapse.

Section 7. Fees and Expenses. The EMPLOYER shall pay all reasonable legal fees and related expenses (including the costs of experts, evidence and counsel) incurred in good faith by the EXECUTIVE as a result of (a) the termination of the EXECUTIVE’S employment by the EMPLOYER or by the EXECUTIVE for GOOD REASON (including all such fees and expenses, if any, incurred in contesting, defending or disputing the basis for any such termination of employment), or (b) the EXECUTIVE seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the EMPLOYER under which the EXECUTIVE is or may be entitled to receive benefits in accordance with the terms hereof; provided, however, that such payments by EMPLOYER of reasonable legal fees and related expenses of EXECUTIVE shall be required only to the extent that the EXECUTIVE is determined, by non-appealable order of a court of competent jurisdiction or through a properly conducted arbitration proceeding, to be the prevailing party in any claim, dispute or action relating to matters described in items (a) or (b) above. Notwithstanding anything in this Section 7 to the contrary, if, and only to the extent, the EXECUTIVE is subject to the tax laws of the United States on the TERMINATION DATE, any legal fees and related expenses that will be provided to the EXECUTIVE under this Section 7 shall be subject to the following requirements: (I) the legal fees and related expenses eligible for reimbursement or other benefits provided must relate to a claim or controversy arising under or in connection with this Agreement within the applicable statute of limitations period; (II) the amount of legal fees and related expenses provided or eligible for reimbursement during any taxable year of the EXECUTIVE may not affect the expenses eligible for reimbursement or benefits to be provided in any other taxable year of the EXECUTIVE; (III) any reimbursement of legal fees and related expenses shall be made on or before the last day of the taxable year of the EXECUTIVE following the taxable year of the EXECUTIVE in which the legal fees and related expenses were incurred; and (IV) the right to such reimbursement or benefit may not be subject to liquidation or exchange for another benefit.

Section 8. Protection of Business. Notwithstanding anything to the contrary in this Agreement:

8.1 At all times during the EMPLOYMENT TERM while the EXECUTIVE is employed by the EMPLOYER, the EXECUTIVE will not participate as a partner, joint venturer, officer, director, employee, or representative, or have any direct financial interest in, any business or enterprise conducting a quick service restaurant business in the United States or Canada, other than a business or enterprise engaged in operating restaurants under a franchise granted by the EMPLOYER, or any affiliated person; provided, that the ownership by EXECUTIVE of securities of a public corporation shall not be a violation of this subparagraph so long as (a) the EXECUTIVE does not own, directly or indirectly, more than five percent (5%) of any class of the securities of such corporation, and (b) the value of such securities does not exceed ten percent (10%) of the net worth of the EXECUTIVE; and provided further that ownership by EXECUTIVE of securities of THI or any successor to THI by merger or other form of transaction contemplated by subparagraph (a) or (c) of Section 1 hereof shall not be a violation of this subparagraph.

8.2 The EXECUTIVE will not at any time (during or after the expiration of the EMPLOYMENT TERM) divulge, disclose, reveal or communicate to any person, firm, corporation, partnership, joint venture or other entity, directly or indirectly, any trade secrets or other information which the EXECUTIVE may have obtained during the course of his/her employment by the EMPLOYER in respect of any matters affecting or relating to the quick service restaurant business and/or, in particular, the businesses of the EMPLOYER and any affiliated person, including, without limitation, any of their plans, policies, business practices, finances, recipes, methods of operation, franchises or other information known to the EXECUTIVE to be considered by the EMPLOYER, or any affiliated person to be confidential information.

8.3 Notwithstanding anything to the contrary contained in this Agreement, the EXECUTIVE shall be required to pre-clear with the General Counsel of THI or his/her designee any trades in the securities of THI of which the EXECUTIVE is the legal or beneficial owner, or any securities of any successor of THI following a CHANGE IN CONTROL, for a period of 12 months following the TERMINATION DATE. The EXECUTIVE may not effectuate trades where the General Counsel or his/her designee has not provided a permissive trading recommendation. It is the EXECUTIVE’S obligation and responsibility to comply with all applicable securities laws, including but not limited to the reporting requirements of Section 16 of the U.S. Securities Exchange Act of 1934 for so long as, and to the extent, applicable.

8.4 The restrictions on competition and other restrictions imposed upon the EXECUTIVE by this Section 8 may be enforced by the EMPLOYER, THI or any of its subsidiaries by an action for an injunction, it being agreed (in view of the general practical impossibility of determining by computation or legal proof of the exact amount of damages, if any, resulting to the EMPLOYER, THI or any of its subsidiaries from a violation by the EXECUTIVE of the provisions of this Section 8) that there would be no adequate remedy at law for any breach by the EXECUTIVE of any such restriction.

Section 9. Notices and Payments. All payments required or permitted to be made under the provisions of this Agreement, and all notices and other communications required or permitted to be given or delivered under this Agreement to the EMPLOYER or to the EXECUTIVE, which notices or communications must be in writing, shall be deemed to have been given if delivered by hand, or mailed by first class mail, addressed as follows:

9.1 if to the EMPLOYER, to:

Chief Executive Officer

The TDL Group Corp.

874 Sinclair Road

Oakville, ON L6K 2Y1

With a copy to:

General Counsel

The TDL Group Corp.

874 Sinclair Road

Oakville, ON L6K 2Y1

9.2 if to EXECUTIVE, to:

David F. Clanachan

3085 Woodland Park Drive

Burlington, ON L7N 1K8

The EMPLOYER or the EXECUTIVE may, by notice given to the others from time to time, designate a different address for making payments required to be made, and for the giving of notices or other communications required or permitted to be given, to the party designating such new address. Any payment, notice or other communication required or permitted to be given in accordance with this Agreement shall be deemed to have been given if and when placed in the U.S. or Canadian Mail (as applicable), addressed and mailed as provided above.

Section 10. Payroll Taxes. Any payment required or permitted to be made or given to the EXECUTIVE pursuant to this Agreement shall be subject to the withholding and other requirements of applicable laws, and to the deduction requirements of any benefit plan maintained by the EMPLOYER in which the EXECUTIVE is a participant, and to all reporting, filing and other requirements in respect of such payments, and the EMPLOYER or THI, as applicable, shall promptly satisfy all such requirements.

Section 11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

Section 12. Duplicate Originals. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be a duplicate original, but all of which, taken together, shall constitute a single instrument.

Section 13. Captions. The captions contained in this Agreement are included only for convenience of reference and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning.

Section 14. Severability. If any provision of this Agreement or the application of any provision to any person or any circumstances shall be determined to be invalid or unenforceable, then such determination shall not affect any other provision of this Agreement or the application of said provision to any other person or circumstance, all of which other provisions shall remain in full force and effect. It is the intention of THI, the EMPLOYER and the EXECUTIVE that if any provision of this Agreement is susceptible of two or more constructions, one of which would render the provision enforceable and other or others of which would render the provision unenforceable, then the provision shall have the meaning which renders it enforceable.

Section 15. Number and Gender. When used in this Agreement, the number and gender of each pronoun shall be construed to be such number and gender as the context, circumstances or its antecedent may require.

Section 16. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns (including successive, as well as immediate, successors and assigns) of THI and the EMPLOYER; provided, however, that the obligations of this Agreement may not be transferred by THI or the EMPLOYER, except in accordance with the following proviso: provided further, however, that if THI or the EMPLOYER transfers to any other person substantially all of its assets and/or business by merger, consolidation, sale of assets or otherwise, THI or the EMPLOYER, as applicable, must transfer its obligations hereunder to such other person and such other person must accept such transfer and assume the obligations of the EMPLOYER, and of THI, if applicable, imposed hereby, resulting in a permissible assignment and transfer of this Agreement by THI and/or the EMPLOYER, as applicable. THI or the EMPLOYER shall notify the EXECUTIVE in writing within thirty (30) days following any transfer of business and assets that the transferee has accepted the transfer and assumption of the EMPLOYER’S, and of THI, if applicable, obligations under this Agreement. This Agreement shall inure to the benefit of and be binding upon the heirs and assigns (including successive, as well as immediate, assigns) of the EXECUTIVE; provided, however, that the rights of the EXECUTIVE under this Agreement may be assigned only to his personal representative or by will or pursuant to applicable laws of descent and distribution.

Section 17. Arbitration. All matters in difference between the parties in relation to this Agreement shall be referred to the arbitration of a single arbitrator if the parties agree upon one, otherwise to three arbitrators, one to be appointed by each party and a third to be chosen by the first two named before they enter upon the business of arbitration. Such arbitration shall take place in the City of Toronto, or as the parties may otherwise agree in writing. The award and determination of the arbitrator or arbitrators or any two of the three arbitrators shall be binding upon the parties and their respective heirs, executors, administrators and assigns. During the pendency of such arbitration proceedings, the EXECUTIVE shall be entitled to the full benefits provided by the Agreement.

Section 18. Termination of Prior Agreement. EXECUTIVE hereby acknowledges, understands, and agrees that: (i) this Agreement replaces and supersedes, in its entirety, the Prior Agreement; (ii) the Prior Agreement terminated and is of no further force and effect as a result of the spin-off of THI from Wendy’s, which occurred on September 29, 2006; and (iii) neither the EXECUTIVE nor Wendy’s shall have any further rights, obligations, responsibilities or duties under the Prior Agreement.

Section 19. Section 409A of the Code. In the event the EXECUTIVE is subject to the tax laws of the United States at the time payments or benefits are claimed under this Agreement, it is intended that any amounts payable or benefits provided under this Agreement shall comply with the provisions of Section 409A of the Code and the Treasury Regulations promulgated thereunder, to the extent applicable, and this Agreement will be interpreted, administered and operated accordingly. None of THI, the EMPLOYER, or the Boards of Directors of THI and the EMPLOYER shall have any liability to the EXECUTIVE with respect to any failure to comply with the requirements of Section 409A of the Code.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed to be effective as of the date first above written.

EMPLOYER:
The TDL Group Corp.

By:
Print Name:
Title:

EXECUTIVE:

David F. Clanachan, an individual

THI:
TIM HORTONS INC.

By:
Print Name:
Title:

EXHIBIT A

If the terms and conditions of this Exhibit A apply pursuant to Section 1.2(b) of Amended and Restated Employment Agreement with David F. Clanachan (the “Agreement”), of which this Exhibit A is a part, then David F. Clanachan (the “EXECUTIVE”) shall be entitled to the benefits provided below and, except as provided below, shall not be entitled to any other payments or benefits described in Section 5 of the Agreement:

(a) the amounts described in Sections 5.3(a), (b) and (c) of the Agreement shall be payable within ten days after the SECTION 409A CHANGE IN CONTROL.

(b) for the two years following the SECTION 409A CHANGE IN CONTROL, the EMPLOYER shall at its expense continue on behalf of the EXECUTIVE and his/her dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization benefits which were being provided to the EXECUTIVE at the time NOTICE OF TERMINATION is given. The benefits provided in this subsection (b) shall be no less favorable to the EXECUTIVE, in terms of amounts and deductibles and costs to him/her, than the coverage provided the EXECUTIVE under the EMPLOYER’S plans providing such benefits at the time NOTICE OF TERMINATION is given. Notwithstanding the foregoing, (I) any amounts or benefits that will be paid or provided under this subsection (b) with respect to health or dental coverage after completion of the time period described in Treasury Regulation Section 1.409A-1(b)(9)(v)(B) and (II) any other amounts or benefits that will be paid or provided under this subsection (b) shall be subject to the following requirements: (A) the amount of expenses eligible for reimbursement or benefits provided during any taxable year of the EXECUTIVE may not affect the expenses eligible for reimbursement or benefits to be provided in any other taxable year of the EXECUTIVE; (B) any reimbursement of an eligible expense shall be made on or before the last day of the taxable year of the EXECUTIVE following the taxable year of the EXECUTIVE in which the expense was incurred; and (C) the right to such reimbursement or benefit may not be subject to liquidation or exchange for another benefit. The EMPLOYER’S obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the EXECUTIVE obtains any such benefits pursuant to a subsequent employer’s benefit plans, in which case the EMPLOYER may reduce the coverage of any benefits it is required to provide the EXECUTIVE hereunder as long as the aggregate coverage of the combined benefit plans is no less favorable to the EXECUTIVE in terms of amounts and deductibles and costs to him/her, than the coverage which would be provided hereunder by the EMPLOYER to the EXECUTIVE at the time the NOTICE OF TERMINATION is given. Except as expressly set forth above, this subsection (b) shall not be interpreted so as to limit any benefits to which the EXECUTIVE or his/her dependents may be entitled under any of the EMPLOYER’S employee benefit plans, programs or practices following the EXECUTIVE’S termination of employment. Where such benefits as contemplated in this subsection (b) are not available to EXECUTIVE as a result of EXECUTIVE not being employed by the EMPLOYER, the EMPLOYER shall pay, in a lump sum within sixty (60) days following the Section 409A Change in Control, the present value of the cost of such benefits, had they been available under the same terms and conditions and the EMPLOYER benefit plans, and net of any required contribution by the EXECUTIVE.

(c) for the two years following the SECTION 409A CHANGE IN CONTROL, the EMPLOYER shall pay to the EXECUTIVE in accordance with the regular payroll policies of the EMPLOYER a monthly allowance equal to a pre-determined monthly amount for the car payment, gas, maintenance and insurance for the grade level of the EXECUTIVE, established by the EMPLOYER from time to time, to replace the benefit of the car being used by the EXECUTIVE prior to the TERMINATION DATE. The EXECUTIVE shall return the car being used by such EXECUTIVE to the EMPLOYER upon the TERMINATION DATE.

Capitalized terms not otherwise defined in this Exhibit A shall have the meanings set forth in the Agreement.

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